Exhibit 10(o)

PHARMOS CORPORATION
AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(December 2004)

SECTION 1.   ESTABLISHMENT AND PURPOSE.

                The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, through the granting of Options to purchase Shares of the Company’s Stock, restricted Stock Awards and Stock Units. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code.

                Capitalized terms are defined in Section 12.

SECTION 2.   ADMINISTRATION.

                (a)   Committees of the Board of Directors.  The Plan may be administered by one or more Committees. Each Committee shall consist of one or more members of the Board of Directors who have been appointed by the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

                (b)   Authority of the Board of Directors.  Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Awardees and Optionees and all persons deriving their rights from an Awardee or Optionee.

SECTION 3.   ELIGIBILITY.

                Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options, Awards or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs. In addition to other provisions of the Plan, the provisions of Section 14 of the Plan shall govern Awards to Employees and Directors who are residents of the State of Israel.

SECTION 4.   STOCK SUBJECT TO PLAN.

                (a)   Basic Limitation.  Shares offered under the Plan may be authorized but unissued Shares or treasury Shares. The aggregate number of Shares that may be issued under the Plan (either directly or upon exercise of Options or other rights to acquire Shares) shall not exceed 6,000,000 Shares, subject to adjustment pursuant to Section 8. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

1

                (b)   Additional Shares.  In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan, except that the aggregate number of Shares which may be issued upon the exercise of ISOs shall in no event exceed 6,000,000 Shares (subject to adjustment pursuant to Section 8).

SECTION 5.   TERMS AND CONDITIONS OF OPTIONS.

                (a)   Stock Option Agreement.   Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

                (b)   Number of Shares   Each Stock Option Agreement shall specify the number of Shares that are subject to the Option. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

                (c)   Exercise Price.   Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion, subject to the following limitations: (i) the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant (110% for an ISO granted to a Greater Than Ten-Percent Stockholder) and (ii) in no event may the Exercise Price of any Option be less than the par value of a Share.

                (d)   Special Rule for Incentive Options. For those Options not covered by the trust arrangements provided in Section 14 and consistent with Section 422 of the Code and any regulations, notices or other official pronouncements of general applicability, to the extent the aggregate Fair Market Value (as of the time the Option is granted) of the Shares of Stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under all plans of his employer corporation and its Parent and Subsidiary corporations) exceeds $100,000, such Options shall not be treated as ISO’s. Nothing in this special rule shall be construed as limiting the exercisability of any Option, unless the Stock Option Agreement expressly provides for such a limitation.

                (e)   Withholding Taxes. For those Options not covered by the trust provisions of Section 14, as a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations (“Taxes”) that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

2

                (f)   Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

                (g)   Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant (five years, in the case of an ISO granted to a Greater Than Ten-Percent Stockholder). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire. A Stock Option Agreement may provide for expiration prior to the end of its term in the event of the termination of Optionee’s Service or death or any other circumstances.

                (h)   Nontransferability. No Option may be transferred other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee may be exercised only by the Optionee or by the Optionee’s guardian or legal representative; provided, however, that an Option that is not an ISO may be otherwise transferred to the extent, if any, permitted by the Board of Directors.

                (i)   No Rights as a Stockholder. Neither an Optionee nor in the case of an Israeli Option, the Trustee, or in either case a transferee of an Optionee, shall have any rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such Shares are issued pursuant to the terms of such Option.

                (j)   Modification and Extension of Options. Within the limitations of the Plan, the Board of Directors may modify or extend Options. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

                (k)   Substitution of Options. The Board of Directors may grant Options under the Plan in substitution for options held by employees of another corporation who concurrently become employees of the Company or a Parent or Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Parent or Subsidiary, or as the result of the acquisition by the Company of property or stock of the employing corporation. The Company may direct that substitute awards be granted on such terms and conditions as the Board of Director considers appropriate in the circumstances.

                (l)   Restrictions on Transfer of Shares and Minimum Vesting. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally.

SECTION 6.   PAYMENT FOR SHARES.

                (a)   General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable, at the time when such Option is exercised, in cash or cash equivalents payable to the order of the Company, except as otherwise provided in this Section 6.

3

                (b)   Surrender of Stock. For Options that are not Israeli Options, unless a Stock Option Agreement otherwise provides, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

                (c)   Promissory Note.  Unless a Stock Option Agreement otherwise provides, all or a portion of the Exercise Price of Shares issued under the Plan may be paid with a full-recourse promissory note (provided that the Optionee is an Employee of the Company). The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Directors (at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

                (d)   Exercise/Sale.  Unless a Stock Option Agreement otherwise provides (or if otherwise approved by the Board of Directors), and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

                (e)   Exercise/Pledge.  Unless a Stock Option Agreement otherwise provides (or if otherwise approved by the Board of Directors), and if Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction of the Optionee, or in the case of an Israeli Option, of the Trustee, to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 7.   RESTRICTED STOCK AND STOCK UNITS.

                (a)   Grants.  Subject to the other applicable provisions of the Plan, the Board of Directors may grant Restricted Stock Awards or Stock Units to Awardees in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. Such Awards shall be made pursuant to a Grant Agreement, and shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in the Grant Agreement. The provisions of the various Grant Agreements entered into under the Plan need not be identical.

                (b)   Terms and Conditions. A Restricted Stock Award entitles the recipient to acquire shares of Stock and a Stock Unit Award entitles the recipient to be paid the Fair Market Value of

4

the Stock on the exercise date. Stock Units may be settled in Stock, cash or a combination thereof, as determined by the Board of Directors. Restricted Stock Awards and Stock Unit Awards are subject to vesting periods and other restrictions and conditions as the Board of Directors may include in the Grant Agreement.

                (c)   Restricted Stock Awards.

                              (i)  The Grant Agreement for each Restricted Stock Award shall specify the applicable restrictions on such shares of Stock, the duration of such restrictions, and the times at which such restrictions shall lapse with respect to all or a specified number of shares of Stock that are part of the Award. Notwithstanding the foregoing, the Board of Directors may reduce or shorten the duration of any restriction applicable to any shares of Stock awarded to any Awardee under the Plan.

                             (ii)   Share certificates with respect to restricted shares of Stock may be issued at the time of grant of the Restricted Stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the Restricted Stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such Restricted Stock Award or, alternatively, the Awardee may be required to deposit the certificates with the Company during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer.

                            (iii)   The extent of the Awardee’s rights as a shareholder with respect to the Restricted Stock shall be specified in the Grant Agreement.

                (d)   Stock Units.

                              (i)    The grant of Stock Units shall be evidenced by a Grant Agreement that states the number of Stock Units evidenced thereby and the terms and conditions of such Stock Units.

                             (ii)    Stock Units may be exercised in the manner described in the Grant Agreement.

                            (iii)    The extent of the Awardee’s rights as a shareholder with respect to the Stock Units shall be specified in the Grant Agreement.

                (e)   Transferability. Unvested Restricted Stock Awards or Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in the Grant Agreement.

SECTION 8.   ACQUISITION EVENTS AND OTHER  ADJUSTMENT OF SHARES.

                (a)   Acquisition Events.   In the event of a consolidation or merger in which the Company is not the surviving corporation or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Stock by a single person or entity or by a group of

5

persons and/or entities acting in concert, or in the event of the sale or other transfer of substantially all of the Company’s assets (all the foregoing being referred to as “Acquisition Events”), outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement, without the Optionee’s consent, may provide for any of the following:

                              (i)      The continuation of such outstanding Options by the Company (if the Company is not the surviving corporation);

                             (ii)      The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

                            (iii)      The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options; or

                            (iv)      The cancellation of such outstanding Options without payment of any consideration.

                The provisions of Section 7(b) below shall not apply to any Option that is terminated pursuant to this Section 7(a).

                (b)   Other Events. In the event that the outstanding Shares of Stock are changed into or exchanged for a different number or kind of shares or other securities or property (including cash) of the Company or of another corporation by reason of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital stock, reorganization, merger, sale or other transfer of substantially all the Company’s assets to another corporation, consolidation, or other transaction described in Section 424(a) of the Code, the Board of Directors shall make appropriate adjustments (in such manner as it deems equitable in its sole discretion) in (i) the number and kind of shares of Stock, other securities or property for the purchase of which Options and Awards may be granted under the Plan, (ii) the number and kind of shares of Stock, other securities or property as to which outstanding Options, or portions thereof then unexercised, shall be exercisable, (iii) the Exercise Price and other terms of outstanding Options and (iv) any other relevant provisions of the Plan. Any adjustment of the Plan or in outstanding Options shall be effective on the effective date of the event giving rise to such adjustment. The Board of Directors may also adjust the number of Shares subject to outstanding Options, the Exercise Price of outstanding Options and the terms of outstanding Options to take into consideration any other event (including, without limitation, accounting changes) if the Board of Directors determines that such adjustment is appropriate to avoid distortion in the operation of the Plan. All determinations and adjustments made by the Board of Directors pursuant to this Section 8(b) shall be binding on all persons.

                (c)   Reservation of Rights. The grant of an Option or an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

                (d)   Sale or Merger. “Sale” means: (i) sale (other than a sale by the Company) of securities entitled to more than 75% of the voting power of the Company in a single transaction or a related series of transactions; or (ii) sale of substantially all of the assets of the Company; or

6

(iii) approval by the stockholders of the Company of a reorganization, merger or consolidation of the Company, as a result of which the persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not own securities immediately after the reorganization, merger or consolidation entitled to more than 50% of the voting power of the reorganized, merged or consolidated company. Notwithstanding the other provisions of this Section 8, immediately prior to a Sale, each Optionee may exercise his or her Option as to all Shares then subject to the Option, regardless of any vesting conditions otherwise expressed in the Option. Voting power, as used in this Section 8(d), shall refer to those securities entitled to vote generally in the election of directors, and securities of the Company not entitled to vote but which are convertible into, or exercisable for, securities of the Company entitled to vote generally in the election of directors shall be counted as if converted or exercised, and each unit of voting securities shall be counted in proportion to the number of votes such unit is entitled to cast.

SECTION 9.   SECURITIES LAW REQUIREMENTS.

                The Company and, in the case of Israeli Options, the Trustee, shall not be obligated to deliver any Shares of Stock (a) until, in the opinion of the Company’s counsel, all applicable federal and state laws and regulations have been complied with, and (b) if the outstanding Stock is at the time listed on any stock exchange or other stock market, until the Shares to be delivered have been listed or authorized to be listed on such exchange or other stock market upon official notice of issuance, and (c) until all other legal matters in connection with the issuance and delivery of such Shares have been approved by the Company’s counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Option, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

SECTION 10.   NO RETENTION RIGHTS.

                Nothing in the Plan or in any right, Award or Option granted under the Plan shall confer upon the Awardee or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Awardee or Optionee) or of the Awardee or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11.   DURATION AND AMENDMENTS.

                (a)   Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, subject to the approval of the Company’s stockholders. In the event that the stockholders fail to approve the Plan within 12 months after its adoption by the Board of Directors, any grants of Awards or Options that have already occurred shall be rescinded, and no additional grants shall be made thereafter under the Plan. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Section 10(b).

7

                (b)   Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan that increases the number of Shares available for issuance under the Plan (except as provided in Section 8), or that otherwise materially changes the class of persons who are eligible for the grant of ISOs, will be subject to the approval of the stockholders of the Company. Stockholder approval shall not be required for any other amendment of the Plan.

                (c)   Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except pursuant to an Award or Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Award or Option previously granted under the Plan.

SECTION 12.   DEFINITIONS.

                (a)    “Award” shall mean a Restricted Stock Award or Stock Unit Award.

                (b)    “Awardee” shall mean an individual to whom an Award has been granted.

                (c)    “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

                (d)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

                (e)    “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a).

                (f)    “Company” shall mean Pharmos Corporation, a Nevada corporation.

                (g)   “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

                (h)    “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

                (i)     “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

                (j)     “Fair Market Value” shall be determined by the Committee or the Board of Directors in its discretion; provided, that if the Stock is listed on a stock exchange, the Fair Market Value per Share shall be the closing price on such exchange on the date of grant of the Award or Option as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by the exchange, and (ii) if not reported on the date of grant, then on the last prior date on which a sale of the Stock was reported); or if not listed on an exchange but traded on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), the Fair Market Value per Share shall be the closing price per share of the Stock for the date of grant, as reported in the Wall Street Journal (or, (i) if not so reported, as otherwise reported by NASDAQ, and (ii) if not reported on the date of grant, then on the last prior date on

8

which a sale of the Common Stock was reported); or, if the Stock is otherwise publicly traded, the mean of the closing bid price and asked price for the last known sale.

                (k)    “Grant Agreement” shall mean the agreement between the Company and an Awardee which contains the terms, conditions and restrictions pertaining to the Awardee’s Award.

                (l)     “Greater Than Ten-Percent Stockholder” as of any time shall mean any Employee who at such time owns directly, or is deemed to own by reason of the attribution rules set forth in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

                (m)    “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

                (n)    “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

                (o)    “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

                (p)    “Optionee” shall mean an individual who holds an Option.

                (q)    “Outside Director” shall mean a member of the Board of Directors who is not an Employee.

                (r)     “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

                (s)    “Plan” shall mean this Pharmos Corporation 2000 Stock Option Plan.

                (t)     “Restricted Stock Award” shall mean an award of shares of restricted Stock pursuant to the Plan.

                (u)    “Service” shall mean service as an Employee, Outside Director or Consultant.

                (v)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 (if applicable).

                (w)   “Stock” shall mean the Common Stock of the Company, with a par value of $0.03 per Share.

                (x)     “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

9

                (y)    “Stock Unit” shall mean a credit to a bookkeeping reserve account solely for accounting purposes, where the amount of the credit shall equal the Fair Market Value of a share of Stock on the date of the Award (unless the Board of Directors provides otherwise in the Grant Agreement) and which shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock. Stock Units do not require segregation of any of the Company’s assets.

                (z)     “Stock Unit Award” shall mean an award of Stock Units pursuant to the Plan.

                (aa)  “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 13.   EXECUTION.

                To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

SECTION  14.   SECTION 102 OF THE ISRAELI TAX ORDINANCE.

                The provisions of this Section shall govern all grants of Stock Options, Restricted Stock and Restricted Stock Units under Section 102 of the Israeli Income Tax Ordinance [new version] - 1961 (“Section 102”) and the Income Tax Rules (Tax Relief for Issuance of Shares to Employees), 2003 (“Section 102 Rules”) to Israeli Employees and Directors of the Company or any of its affiliates (provided such Employee or Director does not control the Company, as such term is defined in Section 102 (respectively the “Israeli Award” and “Israeli Awardee”). Except as detailed below, all other provisions, definitions, terms and conditions, of the Plan shall continue to be valid and in full force and effect.

14.1         Trust Arrangement and Holding Period

                The Company may grant Israeli Awards to Israeli Awardees under the provisions of one of three tax tracks provided for in Section 102 as detailed below (“Tax Track”).

                (a) Trustee Tax Tracks

                If the Company elects to grant an Israeli Award through (i) the Capital Gains Track Through a Trustee, or (ii) the Income Tax Track Through a Trustee, then, in accordance with the requirements of Section 102, the Company shall appoint a Trustee who will hold in trust on behalf of each Awardee the Israeli Award.

10

                The holding period (the “Holding Period ”) for the Israeli Award will be as follows:

                (i) The Capital Gains Tax Track Through a Trustee  – if the Company elects to grant the Israeli Award according to the provisions of this track, then the Holding Period will be 24 months from the end of the tax year in which the Israeli Award was allocated to the Trustee on behalf of the Israeli Awardee, or such shorter period as may be legislated or approved by the Israeli Authorities.

                (ii) The Income Tax Track Through a Trustee – if the Company elects to grant the Israeli Award according to the provisions of this track, then the Holding Period will be 12 months from the end of the tax year in which the Options were allocated to the Trustee on behalf of the Israeli Awardee, or such shorter period as may be legislated or approved by the Israeli Authorities.

                Subject to Section 102, Israeli Awardees shall not be able to receive from the Trustee, nor shall they be able to sell or dispose of shares issued upon exercise of Stock Options (the “Underlying Shares”) before the end of the applicable Holding Period. However, if an Israeli Awardee sells or removes the Israeli Award or the Underlying Shares form the Trustee before the end of the applicable Holding Period (“Breach”), the Israeli Awardee shall pay all applicable taxes imposed on such Breach by rule 7 of the Section 102 Rules.

                In the event of a distribution of rights, including an issuance of bonus shares, in connection with the Israeli Award originally allocated to the Trustee (the “Additional Rights”), all such Additional Rights shall be allocated and/or issued to the Trustee for the benefit of Israeli Awardee and shall be held by the Trustee for the remainder of the Holding Period applicable to the Israeli Award originally allocated. Such Additional Rights shall be treated in accordance with the provisions of the applicable Tax Track.

(b)           Income Tax Track Without a Trustee

                If the Company elects to grant an Israeli Award according to the provisions of this track, then the Israeli Award will not be subject to a Holding Period.

14.2         Track Selection

                The Company, in its sole discretion, shall elect under which of above three Tax Tracks each Israeli Award is granted and shall notify the Israeli Awardee in the Grant Agreement or the Stock Option Agreement (as the case may be), which Tax Track applies to each Israeli Award.

14.3         Concurrent Conditions

                The Holding Period, if any, is in addition to any vesting period specified in the Plan or the Grant Agreement. The Holding Period and vesting period may run concurrently, but neither is a substitute for the other, and each are independent terms and conditions for Israeli Awards.

14.4         Trust Agreement

11

                The terms and conditions applicable to the trust relating to the Tax Track selected by the Company, as appropriate, shall be set forth in an agreement signed by the Company and the Trustee (the “Trust Agreement”).

14.5         Tax Matters

                Israeli Awards shall be governed by, and shall conform with and be interpreted so as to comply with, the requirements of Section 102 and any written approval from the Israeli Tax Authorities. All tax consequences under any applicable law (other than stamp duty) which may arise from the award of Israeli Awards, from the exercise thereof or from the holding or sale of Underlying Shares (or other securities issued under the Plan) by or on behalf of the Israeli awardee, shall be borne solely on the Israeli Awardee. The Israeli Awardee shall indemnify the Company and/or Affiliate and/or Trustee, as the case may be, and hold them harmless, against and from any liability for any such tax or any penalty, interest or indexing.

                If the Company elects to grants Israeli Awards according to the provisions of the Income Tax Track Without a Trustee (Section 14.1(b) of this Plan), and if prior to the exercise of any and/or all of this Israeli Award, such Israeli Awardee ceases to be an employee, director, or officer of the Company or Affiliate, the Israeli Awardee shall deposit with the Company a guarantee or other security as required by Section 102, in order to ensure the payment of applicable taxes upon the exercise of such Israeli Award.

14.6         Withholding Taxes

                Whenever an amount with respect to withholding tax relating to Israeli Awards granted to a Israeli Awardees and/or Underlying Shares due from the Israeli Awardee and/or the Company and/or an Affiliate and/or the Trustee, the Company and/or an Affiliate and/or the Trustee shall have the right to demand from an Israeli Awardee such amount sufficient to satisfy any applicable withholding tax requirements related thereto, and whenever Shares or any other non-cash assets are to be delivered pursuant to the exercise of an Israeli Award, or transferred thereafter, the Company and/or an Affiliate and/or the Trustee shall have the right to require the Israeli Awardee to remit to the Company and/or to the Affiliate, or to the Trustee an amount in cash sufficient to satisfy any applicable withholding tax requirements related thereto, and if such amount is not timely remitted, the Company and/or the Affiliate or the Trustee shall have the right to withhold or set-off (subject to Law) such Shares or any other non-cash assets pending payment by the Israeli Awardee of such amounts.

                Until all taxes have been paid in accordance with Rule 7 of the Section 102 Rules, Israeli Awards, Underlying Shares and Additional Rights may not be sold, transferred, assigned, pledged, encumbered, or otherwise willfully hypothecated or disposed of, and no power of attorney or deed of transfer, whether for immediate or future use may be validly given. Notwithstanding the foregoing, the Israeli Awards, Underlying Shares and Additional Rights may be validly transferred in a transfer made by will or laws of descent, provided that the transferee thereof shall be subject to the provisions of Section 102 and the Section 102 Rules as would have been applicable to the deceased Israeli Awardee were he or she to have survived.

12

14.7         Israeli Awardee Undertakings

                By accepting an Israeli Award, the Israeli Awardee (1) agrees and acknowledges that he or she have received and read the Plan and the Grant Agreement or Stock Option agreement (as the case may be); (2) undertakes all the provisions set forth in: Section 102 (including provisions regarding the applicable Tax Track that the Company has selected), the 102 Rules, the Plan, the Grant Agreement and the Trust Agreement; and (3) undertakes not to sell or release the Shares from trust before the end of the Holding Period, subject to the provisions of Section 102 and the Rules.

PHARMOS CORPORATION

/s/ GAD RIESENFELD

Gad Riesenfeld
President and Chief Operating Officer